SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   June 29, 2006

DEWPOINT ENVIRONMENTAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-51191	20-5132901
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

100 Congress Avenue, Suite 2000

Austin, Texas 78701

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(512) 469-5550

(ISSUER TELEPHONE NUMBER)

51148, INC.

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective as of June 29, 2006, the Registrant filed a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. Pursuant to the Restated Certificate of Incorporation, the Registrant amended its existing Certificate of Incorporation as follows:

o	The Registrant changed its name from 51148, Inc. to Dewpoint Environmental, Inc.;
o	The Registrant changed its registered agent in the State of Delaware from Corporation Service Company to The Corporation Trust Company;
o

The Registrant expanded Article Fourth of its Certificate of Incorporation to more clearly provide for the Registrant to issue shares of its preferred stock pursuant to a resolution of the board of directors, to more clearly set forth the relative voting rights of the Registrant’s capital stock and to state that the Registrant may issue its capital stock for such consideration and for such corporate purposes as determined by the board of directors;

o	The Registrant added a new Article Sixth, which sets forth various provisions regarding the Registrant’s board of directors, including the number and election of the members of the board of directors;
o	The Registrant added a new Article Eighth, which provides for mandatory indemnification of the Registrant’s officers and directors; and
o

The Registrant added a new Article Ninth, which provides that the Registrant elects not to be governed by Section 203 of the Delaware General Corporation Law, which prohibits certain transactions with interested parties.

 ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits.
	3.1	Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dewpoint Environmental, Inc.

By:	/s/ Jon R. Hall
Jon R. Hall, President

Dated: June 29, 2006